VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is entered into this 15th day of December, 2013 by and among the undersigned shareholders of NexCore Healthcare Capital Corp, a Delaware corporation (“NexCore Healthcare”), and the members of NexCore Real Estate LLC, a Delaware limited liability company (“NexCore Real Estate”), (individually an “Investor” and collectively the “Investors”) and Gregory C. Venn and Peter K. Kloepfer (the “NexCore Members”). For the avoidance of doubt, Mssrs. Venn and Kloepfer are also Investors hereunder, and will execute this Agreement in both capacities.

RECITALS

WHEREAS, each Investor is a beneficiary of a voting trust (the “Voting Trust”) formed pursuant to that certain Voting Trust Agreement dated September 29, 2010;

WHEREAS, the Investors and the NexCore Members desire to replace the existing Voting Trust with this Agreement in order to reduce tax preparation and advisory costs and to simplify and enhance the timeliness of Investor reporting.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Securities Subject to this Agreement. All shares of NexCore Healthcare common stock and all class B common units of NexCore Real Estate (collectively the “Securities”) owned by an Investor as of the date of this Agreement will be subject to the terms and conditions of this Agreement. Additionally, any Securities issued pursuant to or through the receipt of any dividends or distributions on Securities covered by this Agreement, or grants or exercise of options, warrants, convertible securities or other rights that have been or are granted to any Investor or through any Securities split, combination or other recapitalization prior to the Termination Date shall be subject to the terms and conditions of this Agreement. Notwithstanding the foregoing, any Securities that were or are acquired by an Investor in the open market or that were released subject to Section 2 below shall not be subject to the terms and conditions of this Agreement.

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2. Permitted Transfers. Subject to the terms of this Agreement, each Investor may, upon notice to the NexCore Members, transfer up to twenty-five percent (25%) of their Securities, as measured on the date of this Agreement, to a Permitted Transferee, and any such transferred Securities shall be released from the terms of this Agreement (subject to any terms and limitations within the NexCore Healthcare bylaws and the NexCore Real Estate operating agreement as well as any applicable securities laws). “Permitted Transferee” shall mean (i) an Immediate Family Member (defined as a spouse, lineal descendant, adopted child and his or her lineal descendants, father, mother, brother or sister of such Investor), (ii) trusts for the benefit of the Investor and/or one or more of the Investor’s Immediate Family Member(s), and (iii) corporations, limited liability companies, or partnerships in which the Investor or the Investor’s Immediate Family Member(s) own a majority of the capital and voting interest. Further, each Investor may, upon notice to the NexCore Members, transfer any or all of their Securities, as measured on the date of this Agreement, to charitable organizations or foundations.

3. Release of Units Subject to the Voting Trust. The trustees of the Voting Trust now hereby release all Securities subject to the Voting Trust with respect to the undersigned parties, as the beneficiaries of the Voting Trust. The Voting Trust shall terminate with respect to the undersigned Investors but shall continue with respect to any beneficiaries of the Voting Trust who do not become parties to this Agreement.

4. Irrevocable Proxy and Power of Attorney.

(a) Each Investor hereby constitutes and appoints as the proxies of such Investor and hereby grants a power of attorney to each NexCore Member with full power of substitution, with respect to all matters submitted to a vote of the Investors, including without limitation, election of persons as members of the Company’s Board of Directors as applicable. Each of the proxy and power of attorney granted pursuant to the immediately preceding sentence is given in consideration of the agreements and covenants of the Investors in connection with the transactions contemplated by this Agreement and, as such, each is coupled with an interest and shall be irrevocable unless and until this Agreement terminates or expires pursuant to Section 7 hereof. Each Investor hereby revokes any and all previous proxies or powers of attorney with respect to its Securities and shall not hereafter, unless and until this Agreement terminates, grant or purport to grant any other proxy or power of attorney with respect to any of such Securities, deposit any of the Securities into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Securities, in each case, with respect to any of the matters set forth herein.

(b) Each Investor hereby makes, constitutes and appoints each of the NexCore Members (each an “Attorney”) the true and lawful agent and attorney-in-fact, with full power of substitution and resubstitution, of the Investor, for and in Investor's name, place and stead, in any and all capacities, to do all or any of the following acts, matters and things:

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(i) to sign on behalf of the Investor statements on Schedule 13D or 13G or Forms 3, 4 and 5, or amendments thereto pursuant to Section 13(d) or Section 16 under the Securities Exchange Act of 1934;

(ii) to do all such other acts and things as, in such Attorney's discretion, he or she deems appropriate or desirable for the purpose of filing such statements on Schedule 13D or 13G or Forms 3, 4 and 5, or amendments thereto; and

(iii) to appoint in writing one or more substitutes who shall have the power to act on behalf of the Investor as if that substitute or those substitutes shall have been originally appointed Attorney (s) by the power of attorney provided by this Section 4(b) and/or to revoke any such appointment at any time without assigning any reason therefor.

The Investor hereby ratifies and confirms all that said Attorneys or any substitute or substitutes may lawfully do or cause to be done by virtue hereof. The power of attorney provided by this Section 4(b) shall remain in full force and effect until the Investor is no longer required to file Forms 3, 4 and 5 or to file reports under Section 13(d) of the Securities Exchange Act of 1934 with respect to the Investor's holdings of and transactions in Securities issued by the Company.

5. Schedule 13D Group Disclosure. Each Member acknowledges that entry into this Agreement may result in the Investors collectively being deemed a “group” for purposes of Regulation 13D of the Securities and Exchange Commission (“SEC”). Each Investor further acknowledges that, as a member of the group, the Investor will be required to join with the other Investors in executing and filing documents with the SEC that will disclose information about the Investor pertaining to its holdings in the Company. The power of attorney provided in Section 4(b) hereof authorizes the Attorneys to sign on behalf of each Investor and file with the SEC any filings necessary under Sections 13 or 16 of the Securities Exchange Act of 1934.

6. Reorganization or Recapitalization of the Company. Except as otherwise provided in Section 6, in the event the Company (meaning NexCore Healthcare and NexCore Real Estate individually or collectively for purposes of this Section 6) is merged into or consolidated with another entity, or all or substantially all of the assets of the Company are transferred to another entity pursuant to a plan requiring the Company’s assets to be distributed in liquidation, or all the Securities of the Company are to be exchanged in connection with a reorganization or recapitalization of the Company, then in connection with such transaction or series of transactions the term “the Company” for all purposes of this Agreement shall be taken to include any such successor entity.

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7. Term.

(a) This Agreement shall take effect on the date first above written and continue in effect until September 29, 2015 (subject to extension as hereinafter set forth) but shall terminate at any time upon the happening of any of the following events: (i) the execution and acknowledgement by the NexCore Members of a notice terminating this Agreement, a copy of which shall be sent promptly to each Investor; or (ii) the execution by holders representing 90% or more of the Securities subject to this Agreement of a consent to the termination of this Agreement, delivered promptly to the NexCore Members (the “Termination Date”).

(b) At any time, the holders representing 90% or more of the Securities subject to this Agreement may, by agreement in writing and with the written consent of the NexCore Members, extend the duration of this Agreement for one or more additional periods, with notice of any such extension delivered promptly to the Investors.

8. Duties of NexCore Members. The parties recognize that the NexCore Members will be required to balance various conflicting interests, including personal interests of the NexCore Members. The NexCore Members shall not be personally responsible, nor shall any vote, action or inaction of the NexCore Members be subject to challenge, if the NexCore Members action or failure to act was in good faith, without gross negligence, and in a manner that the NexCore Members believed to be in the best interest of the Company.  In so voting, the NexCore Members may consider the interests of the Company’s employees, suppliers, customers and creditors and the communities in which the Company’s activities are located.  The NexCore Members shall not be subject to any duties or obligations except as expressly stated herein.  The Investors, jointly and severally, agree to indemnify and hold the NexCore Members harmless from any and all liability for actions or inaction taken in accordance with the foregoing standard of conduct.

9. Remedies Cumulative. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

10. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

11. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware (without giving effect to the conflicts of law provisions thereof).

12. Notices. All notices to be given or otherwise made to any party to this Agreement shall be in writing and shall be hand delivered, sent by facsimile, or mailed, postage prepaid to any Investor at the address reflected on the records of the Company until such time as the Company receives notice of a change.

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Each such notice, report, or other communication shall, for all purposes hereof, be treated as effective or having been given when delivered if delivered personally or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or, if sent by facsimile with written confirmation, at the earlier of (i) 24 hours after confirmation of transmission by the sending facsimile machine or (ii) delivery of written confirmation.

13. Complete Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter, whether oral or written.

14. Modification or Amendment. Neither this Agreement nor any provision hereof can be modified or changed, except by an instrument in writing, signed by majority-in-interest of the Investors.

15. Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine, or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

16. Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document. This Agreement may be executed by electronic or facsimile signatures.

17. Section Headings. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be executed as of the date first above written.

NEXCORE MEMBERS

By: /s/ Gregory C Venn
Name: Gregory C. Venn

By: /s/ Peter K. Kloepfer
Name: Peter K. Kloepfer

IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be executed as of the date first above written.

INVESTOR

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Name: